                        FOURTH AMENDMENT TO OFFICE LEASE

        This Fourth Amendment to Office Lease ("Amendment") is made and entered into as of the 31st day of October, 1997 (the "Effective Date") by and between FIRST & UTAH STREET ASSOCIATES, L.P., a Washington limited partnership ("Landlord"), and STARBUCKS CORPORATION, dba Starbucks Coffee Company, a Washington corporation ("Tenant").

                                   RECITALS:

        A. Landlord and Tenant entered into an Office Lease dated July 1, 1993 for certain premises (the "Premises") containing approximately 60,000 square feet of office space located on the 8th floor of that certain building (the "Building") commonly known as "Starbucks Center" (formerly "SODO Center"), located at 2401 Utah Avenue South in the City of Seattle, King County, Washington. The Office Lease was amended by that Amendment to Lease dated September 10, 1993, that Second Amendment to Office Lease dated January 1, 1995 (the "Second Amendment"), and that Third Amendment to Office Lease date September 30, 1995 (the "Third Amendment") (the Office Lease, the Amendment to Lease, the Second Amendment and the Third Amendment are collectively referred to herein as the "Lease"). The Building and the Premises are more particularly described in the Lease.

        B. Landlord and Tenant have agreed to amend the Lease on the terms and conditions set forth herein.

                                   AGREEMENT:

        For and in consideration of the mutual covenants and agreements set forth in this Amendment, Landlord and Tenant hereby agree to amend the Lease as follows:

        1. Definitions. Except as otherwise defined in this Amendment, all capitalized terms shall have the same meanings assigned to them in the Lease. Unless otherwise specified, the "Lease" shall mean the Lease, as modified by this Amendment.

        2. Life Safety Systems. Notwithstanding the terms of Exhibit I to the Second Amendment, all costs and expenses incurred by Landlord for the installation, maintenance and upgrade of Life Safety Systems for the Building, including but not limited to the fire control center and associated hardware for the Building fire alarm system, shall be deemed to be Landlord's Work to be provided at Landlord's sole cost and expense; provided, however, that those costs and expenses incurred by Landlord for the installation of fire alarm systems running from detection points in the Premises to the fire control center, including alarm devices, speakers, and associated wiring, shall be deemed to be Tenant Improvement; and provided further that any safety systems


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other than fire alarm systems requested by Tenant and approved by Landlord
(which approval shall not be unreasonably withheld) shall be treated as Building Systems.

        3. Electrical and HVAC Expenses. Landlord and Tenant acknowledge and confirm that all costs and expenses incurred by Landlord for the installation, maintenance and upgrade of electrical and HVAC systems serving the Premises shall be treated as Building Systems as set forth in Exhibit I to the Second Amendment. Furthermore, the last sentence of Section 8.5 of the Second Amendment shall be deleted in its entirety and replaced with the following: "The entire cost of the additional transformers shall be paid by Landlord, at its election either at its own expense or with loan proceeds from the Systems Note, and shall be amortized as Building Systems" and paid for as Building Systems Additional Rent.

        4. Lobby Improvements. Notwithstanding the terms of Exhibit I of the Second Amendment, all costs and expenses incurred by Landlord in excess of $100,000 and up to a total of $750,808 for improvements to the Building lobby and painting the exterior of the Building (consisting of $607,171.00 in making improvements to the Building lobby and $143,637.00 in painting the exterior of the Building), shall be classified as Building Systems instead of Building Amenities as provided in Exhibit I of the Second Amendment. Any costs and expenses incurred by Landlord for improvements to the Building lobby in excess of $607,171.00 shall remain classified as Building Amenities. The classification of subsequent exterior painting as a Building System or Building Amenity shall be determined in accordance with the terms of the Second Amendment. Furthermore, notwithstanding the terms of Section 4.3 of the Second Amendment, there shall be no construction supervision fee payable to Landlord with respect to the Hard Costs of constructing improvements to the Building lobby included in the calculation of Building Systems Additional Rent.

        5. Building Personnel. Landlord agrees to provide and maintain Building services and staffing in accordance with standards commensurate with a well-maintained office and/or mixed use buildings in the greater Seattle, Washington area. If Tenant desires to cause Landlord to provide services above these maintenance standards, then Tenant shall have the right to require Landlord to hire additional Building employees to be employed by Landlord. If such additional employees are hired, then in addition to the excluded items set forth in Section 4.7.3 of the Second Amendment, the limitation on increases in Operating Expenses payable by Tenant shall not apply to expenses incurred by Landlord for the wages or salaries of such additional Building employees employed by Landlord at Tenant's request and approved by Tenant.

        6. Doppio Bar.

               (a) The allocation of $47,500 to Building Systems in connection with the proposed free-standing Retail Store described in Exhibit I to the Second Amendment is hereby deleted. In lieu thereof, such amount has been allocated as follows: (i) $6,717.00 expended by Landlord during "Phase 2" of the Building Improvements shall be classified as Building Systems, and (ii) $40,783.00 expended by Landlord on Tenant's "Doppio Bar" in the Building lobby during


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"Phase 3" of the Building Improvements shall be classified as Building Systems.
Tenant shall retain, however, the right, at its sole cost and expense and upon payment of an agreed rental rate for the land, to construct the free-standing Retail Store in the Building Parking Lot in accordance with Article 9 of the Second Amendment.

               (b) In the event Tenant exercises its earlier to termination right under the separate lease between Landlord and Tenant for Tenant's "Doppio Bar" in the Building lobby dated May 19, 1997 (the "Doppio Bar Lease") effective prior to December 6, 2000 [the expiration date of the initial term of Landlord's lease with Sears Roebuck & Co. (the "Sears Lease")], Tenant agrees to pay to Landlord an amount equal to that amount which would have been payable to Landlord under the Sears Lease had Sears not relinquished 615 square feet to accommodate the Doppio Bar, to be determined based on the lease rate per square foot under the Sears Lease for a period commencing on the date of termination of the Doppio Bar Lease and ending on the date of expiration of the initial term of the Sears Lease.

        7. Fifth Floor Expansion.

               (a) Landlord and Tenant agree that effective on the date the Initial 5th Floor Space (defined below) is delivered to Tenant, the Premises shall be expanded to include that certain space in the Building located on the 5th Floor as shown and designated as "Phase 1" on that certain diagram attached hereto and incorporated herein by this reference as Exhibit A, containing approximately 10,275 square feet (the "Initial 5th Floor Space").

               (b) Under a separate letter agreement between Landlord and Tenant, Tenant has agreed to pay Landlord's standard storage rental rate for the Initial 5th Floor Space of $.35 per square foot per month, fully serviced, from September 1, 1997 through the Effective Date.

               (c) In addition to the foregoing, Tenant shall have the right and option to expand the Premises into that portion of the 5th Floor containing approximately 18,000 square feet, currently occupied by Caryco Magnets (the "5th Floor Expansion Space"). The 5th Floor Expansion Space is more particularly shown and designated on Exhibit A. At any time between September 1, 1999 and December 31, 1999, Landlord shall, by written notice to Tenant, offer to lease the 5th Floor Expansion Space to Tenant on the same terms and conditions as Tenant is then leasing the Initial 5th Floor Space (except as set forth in subparagraph (h) below with respect to rent). Tenant shall have thirty (30) days following receipt of Landlord's notice within which to agree to accept Landlord's offer. If Tenant accepts Landlord's offer, the Lease shall take effect with respect to the 5th Floor Expansion Space on June 1, 2000. If Tenant fails to accept Landlord's offer, Tenant shall have no further rights with respect to the 5th Floor Expansion Space.

               (d) If Tenant accepts Landlord's offer to lease the 5th Floor Expansion Space upon the expiration of the Caryco Magnets lease but notifies Landlord that Tenant is not prepared to immediately take occupancy of the 5th Floor Expansion Space, Landlord agrees to use its best efforts, subject to approval by Tenant, to renew the Caryco Magnets lease or, alternatively, find a


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new tenant for the 5th Floor Expansion Space who will continue to lease the 5th
Floor Expansion Space on a year-to-year basis, for a longer term subject to approval by Tenant. In such event, Tenant shall have the same opportunity to lease the 5" Floor Expansion Space upon the expiration of the subsequent lease as set forth in subparagraph (c) above.

               (e) In the event Tenant elects to accept Landlord's offer to lease the 5th Floor Expansion Space as set forth in subparagraph (c) above, Landlord agrees to use its best efforts to identify an alternative tenant for the westerly 9,000 square foot portion of the 5th Floor Expansion Space on terms acceptable to Landlord. In that event, Tenant shall have the opportunity to lease such westerly portion of the 5th Floor Expansion Space upon expiration of such lease on the terms and using the procedures set forth in subparagraph (c) above. During the term of the lease with the alternative tenant, Tenant shall not be relieved of liability under the Lease with respect to that portion of the Premises covered by such lease.

               (f) Tenant shall have the right to sublease all or any portion of the 5th Floor Expansion Space with Landlord's prior written consent, which consent shall not be unreasonably withheld. Furthermore, at Tenant's election, Tenant shall have the right to tender to Landlord and cause Landlord to accept as a direct lease between the Landlord and Tenant's third party subtenant, any sublease which contains Landlord's standard terms and conditions for storage leases. During the term of such sublease, Tenant shall not be relieved of liability under the Lease with respect to the subleased premises. Upon the earlier to occur of (i) the expiration or earlier termination of such sublease, or (ii) Tenant's taking occupancy of that portion of the 5th Floor Expansion Space to which the sublease applies, the terms and conditions of the Lease with respect to such subleased space shall revert to the terms and conditions applicable with respect to the Initial 5th Floor Space.

               (g) The provisions in the Lease governing the payment of the cost of Tenant Improvements shall apply to the Initial 5th Floor Space and the 5th Floor Expansion Space. There shall be no other conditions to or limitations upon Tenant's right to expand into the Initial 5th Floor Space and the 5th Floor Expansion Space except as set forth in this Amendment; provided Tenant shall have no other rights to lease any portion of the 5th Floor beyond the Initial 5th Floor Space and the 5th Floor Expansion Space unless Landlord and Tenant otherwise agree in writing. All of the other terms and conditions of the Lease, including but not limited to provisions for the payment of allowances for Tenant Improvements and related architectural and engineering costs, shall be applicable to the Initial 5th Floor Space and any 5th Floor Expansion Space added to the Premises; provided, however, that Landlord's reimbursement obligations with respect to architectural and engineering costs incurred by Tenant for the Initial 5th Floor Space shall be limited to the lesser of (i) twenty percent (20%) of the actual architectural and engineering costs incurred by Tenant, or (ii) $20,000.

               (h) Base Floor Rent for the Initial 5th Floor Space and any Finished 5th Floor Expansion Space added to the Premises shall equal $6.75 per square foot per annum through the end of the fifth (5th) Lease Year. 5th Floor Expansion Space shall be deemed to be "Finished" upon completion of Tenant Improvements by Tenant. Base Floor Rent for any 5th Floor Expansion


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Space added to the Premises which is not Finished shall equal Landlord's standard monthly rates for storage leases, fully serviced, commencing on June 1, 2000 and continuing until such space is Finished. Commencing on the first day of the sixth (6th) Lease Year and continuing throughout the remainder of the term of the Lease, Base Floor Rent for the Initial 5th Floor Space and any Finished 5th Floor Expansion Space added to the Premises shall increase by the same incremental amount per square foot per annum as the increase in Base Floor Rent for Floors 6 and 7, but shall not be subject to rent adjustments as provided in
Section 4.6 of the Second Amendment. For example, if at the end of the fifth
(5th) Lease Year, Base Floor Rent for the 6th Floor increases by $1.00 per square foot per annum based on the terms and provisions of the Lease, Base Floor Rent for the 5th Floor Space shall also increase by $1.00 per square foot per annum. The Operating Expense Base for all space leased by Tenant on the 5th Floor shall be the actual Operating Expenses allocable to the Premises for calendar year 1998, determined on a cost per square foot basis.

        8. Signage.

               (a) Landlord and Tenant agree that all of Tenant's identity signage installed by Landlord pursuant to Exhibit I of the Second Amendment as Building Amenities (the "Tenant Signage") are and shall remain the personal property of Landlord. Upon expiration or earlier termination of the Lease, Tenant shall have the right, but not the obligation, to purchase the Tenant Signage from Landlord by paying to Landlord an amount equal to the unamortized balance of the total costs and expenses incurred by Landlord in the purchase and installation of the Tenant Signage, including the cost of removing Landlord's existing signage in connection therewith, amortized on a straight-line basis over a term of ten (10) years at the Amortization Rate.

               (b) Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and maintenance of the tower icon (the Starbucks' icon on the Main Building tower) and the Tenant Signage in the Building lobby. Landlord shall be responsible for maintaining all other Building identity signs as well as directional signage on the light poles in the Building parking lot, the cost of which shall be a Building Operating Expense. Landlord shall, however, be responsible for providing all necessary electricity for the Tenant Signage and shall insure the Tenant Signage in accordance with the insurance requirements under the Lease, such costs and expenses to be included as part of Operating Expenses.

        9. Common Area Maintenance. Landlord shall continue to be responsible for the maintenance and repair of the Building lobby, front parking lot and exterior common areas, facilities and landscaping for the Building, in good order and condition consistent with the standards set forth in Section 5 of this Amendment. Maintenance standards shall include, but not be limited to, the specifications for exterior maintenance more particularly set forth on Exhibit B attached hereto and incorporated herein by this reference. Notwithstanding the foregoing, Tenant shall be directly responsible for the payment of the costs incurred by Landlord in maintaining and repairing the wood doors in the main Building lobby.


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        10. Continuing Effect. Except as amended by this Amendment, the Lease shall remain in full force and effect. To the extent of any conflict between this Amendment and the Lease, the terms of this Amendment shall control.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment the day and year first above written.

                                        LANDLORD:

                                        FIRST AND UTAH STREET ASSOCIATES, L.P.,
                                        a Washington limited partnership

                                        By: SODO CENTER, INC., its General
                                            Partner

                                            By  /s/ FRANK P. STAGEN
                                              ----------------------------------
                                              Frank P. Stagen, Vice-President

                                        TENANT:

                                        STARBUCKS CORPORATION, a Washington
                                        corporation

                                        By  /s/ HOWARD WOLLNER
                                          --------------------------------------

                                        Its Vice President, Administration
                                           -------------------------------------


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STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )

        I certify that I know or have satisfactory evidence that Frank P. Stagen, to me known to be the Vice-President of SODO CENTER, INC., which is the General Partner of FIRST AND UTAH STREET ASSOCIATES, L.P., a Washington limited partnership, signed this instrument and acknowledged said instrument to be the free and voluntary act and deed of said corporation on behalf of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

        WITNESS my hand and official seal hereto affixed on November 6, 1997.

                                         /s/ LINDA PIERATT
                                        ----------------------------------------

                                        (Print name) Linda Pieratt
                                        Notary Public in and for
                                        the State of Washington
                                        My appointment expires 8-19-00


STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )

        I certify that I know or have satisfactory evidence that HOWARD WOLLNER signed this instrument, on oath stated that he/she was authorized to execute the instrument as the ______________ of STARBUCKS CORPORATION and acknowledged it to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

        WITNESS my hand and official seal hereto affixed on November 6, 1997.

                                         /s/ JULIENE FERGUSON WACHHALS
                                        ----------------------------------------
                                        (Print Name) Juliene Ferguson Wachhals
                                        Notary Public in and for the
                                        State of Washington
                                        My appointment expires 5-5-98


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                                    EXHIBIT A

                                 5th FLOOR PLAN

                           [GRAPHIC OF FLOOR LAYOUT]


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                                    EXHIBIT B

                         LANDSCAPE MAINTENANCE STANDARDS

        All landscaping will appear well maintained, manicured and healthy. Grounds and landscaping services will be provided based upon a landscaping budget prepared by Landlord and approved by Tenant. Grounds including trees, shrubs, planting beds and turf are to be maintained on a regular basis. The grounds shall be watered, maintained and fertilized to keep a healthy appearance at all times. Applications for proper control of weeds, insects, rodents and other pests are to be utilized. Seasonal changes to flower beds and planting areas are to be managed on a regular basis. The grounds are to be clean of all debris resulting from this maintenance. A preventive landscape maintenance program is also required and should cover all aspects of landscape. Walkways and patio areas will be swept and blown clear of debris on a regular schedule. Any chemicals used in connection with grounds and landscaping maintenance shall be in accordance with local, state and federal regulations. Tenant shall be given proper notification of the use of chemicals prior to their use.


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